Exhibit 10.36
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment to Note Purchase Agreement (the “Amendment”) is entered into by and among Pope Resources, a Delaware limited partnership (“Borrower”), John Hancock Life Insurance Company, a Massachusetts corporation, and John Hancock Variable Life Insurance Company, a Massachusetts corporation (John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company are individually and collectively referred to herein as “Note Holders”).

RECITALS

Borrower and Note Holders previously entered into that certain Note Purchase Agreement dated March 29, 2001 (the "Agreement"), in connection with the sale and purchase of certain Class A Fixed Rate Senior Secured Notes all dated March 29, 2001, in the aggregate principal amount of $30,000,000. Borrower and Note Holders wish to amend the Agreement to provide that all monies deposited into the Collateral Account, as defined in the Agreement, and all interest earned thereon, shall be applied toward incremental principal prepayments and shall not be applied toward any required annual principal payment or monthly interest payment due under Section 4.3 of the Agreement. Unless otherwise indicated all capitalized terms in this Amendment shall have the meanings attributed to them in the Agreement.

NOW, THEREFORE, the parties wish to amend the Agreement as follows:

1. Section 4.7 of the Agreement is amended to read as follows: “4.7 Payments from Collateral Account. With respect to monies deposited in the Collateral Account pursuant to Section 5.5, Section 5.6, Section 9.3 and Section 9.4 hereof, such monies, including any interest or earnings thereon, on deposit in the Collateral Account shall be disbursed from the Collateral Account on each Quarterly Payment Date as a separate incremental principal prepayment to reduce the outstanding principal balance of the Notes, subject to the applicable Prepayment Premium, and shall not be deemed part of or applied toward any required annual principal payment or monthly interest payment due under Section 4.3 hereof. All interest and earnings on such monies held in the Collateral Account shall belong to Borrower and shall be applied as against the Notes as set forth above unless notice is given to the contrary by Borrower; provided, if an Event of Default exists, all such earnings and interest shall be disbursed and applied in the same manner as the monies otherwise deposited into the Collateral Account.”

2.  As amended herein, the Agreement is hereby confirmed and reaffirmed by Borrower and Note Holders and shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Note Holders have executed this Amendment as of the date(s) written below.

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1-FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership,

By: Pope MGP, Inc., a Delaware corporation, its managing partner

By:__________________________________________
Name:________________________________________
Title:_________________________________________

Date:________________________, 2001

JOHN HANCOCK LIFE INSURANCE COMPANY, a corporation incorporated under the laws of the Commonwealth of Massachusetts

By:________________________________________
Name:______________________________________
Title:_______________________________________

Date:___________________________, 2001

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, a corporation incorporated under the laws of the Commonwealth of Massachusetts

By:________________________________________
Name:______________________________________
Title:_______________________________________

Date:_________________________, 2001

2-FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT